UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Amendment No. 1

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

PacificNet Inc.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)

23/F, Tower A, Timecourt
No. 6 Shugang Xili	100028
Chaoyang District	(Zip Code)
Beijing, China
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 011-852-2876-2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants

        On January 18, 2007, PacificNet Inc. (the “Company”) was verbally informed by its principal independent accountant, Clancy and Co. P.L.L.C. (“Clancy”) that it was resigning from its engagement with the Company, which resignation was effective immediately. Clancy and Co. provided written confirmation to the Company on January 19, 2007.

The reports of Clancy and Co. for the years ended December 31, 2005 and December 31, 2004 did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles.

There were no disagreements between the Company and Clancy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during the two fiscal years of the Company ended December 31, 2004 and 2005 and subsequently up to the date of resignation which disagreements, if not resolved to Clancy’s satisfaction, would have caused Clancy to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements and there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Attached as Exhibit 16 is a letter from Clancy addressed to the Securities and Exchange Commission stating that it concurs with the statements made by the Company in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Exhibit No.	Description
16	Letter from Clancy and Co. P.L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET, INC.

By:	/s/ Tony Tong

Name: Tony Tong Title: Chief Executive Officer

Date: February 8, 2007